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                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                          1996 LONG-TERM INCENTIVE PLAN
                                       OF
                               ACCESS BEYOND, INC.

1. PURPOSE OF THE PLAN. This 1996 Long-Term Incentive Plan of Access Beyond, Inc., adopted as of the 18th day of November, 1996, and as amended and restated as of the 4th of February , 1997, is intended to enable officers, key employees, consultants, advisors and other third party providers of services of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

                  2.2.1 any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities otherwise than through any transaction or transactions arranged, or consummated with the prior approval of, the Board; provided, however, that a Change in Control shall not be deemed to occur under this clause (a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, or solely by reason of the new issuance of securities directly by the Company;

                  2.2.2 during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised of Tenured Directors; or

                  2.2.3 (a) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity)
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more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and upon the consummation of such merger or consolidation the President of the Company will not be the President, Chairman or Chief Executive Officer of the Company or the surviving entity, or (b) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         2.3 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

         2.4 "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

         2.5 "Company" means Access Beyond, Inc., a Delaware corporation.

         2.6 "Employee Stockholder" means an Employee who, at the time an Incentive Stock Option is granted owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of: (a) the Company; or (b) if applicable, a Subsidiary or a Parent.

         2.7 "Employees" means officers (including officers who are members of the Board), other key employees, consultants, advisors and other third party providers of services of the Company or any of its Subsidiaries.

         2.8 "ERISA"means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

         2.9 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

         2.10 "Fair Market Value" means, with respect to the Shares, the closing price of the Shares as reported on the NASDAQ National Market System, on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotations for, or report of trading of, the Shares as the Committee may reasonably select from time to time. Notwithstanding the foregoing, with respect to Options granted on or before the first day that the Shares are traded on the NASDAQ National Market System other than on an as issued or when issued basis, Fair Market Value means the average closing price of the Shares as reported on


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the NASDAQ National Market System for the first ten (10) days that the Shares are traded thereon other than on an as issued or when issued basis.

         2.11 Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Code.

         2.12 "Non Qualified Stock Option" means an Option other than an Incentive Stock Option.

         2.13 "Option" means the right to purchase the number of Shares specified by the Committee, at a price and for a term fixed by the Committee, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

         2.14 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Option under the Plan.

         2.15 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.16 "Plan" means the 1996 Long-Term Incentive Plan, as amended and restated.

         2.17 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

         2.18 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

         2.19 "Shares" means shares of the Company's $.01 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

         2.20 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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         2.21 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.

         2.22 "Tenured Directors" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

         2.23 "Term" means the period during which a particular Option may be exercised.

3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of 2,000,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration, forfeiture or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of at least two (2) members of the Board who are neither employees nor officers of the Company and who are outside directors within the meaning of Treasury Regulation Section 1.162-27. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each of the Options, and the terms of any such Option; to amend or cancel Options (subject to Section 18 of the Plan), to accelerate the vesting of Options; to require the cancellation or surrender of any previously granted Options under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee.


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5. EMPLOYEES TO WHOM OPTIONS MAY BE GRANTED. Options may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine. In determining the Employees to whom Options shall be granted and the number of Shares to be issued or subject to purchase or issuance under such Options, the Committee shall take into account the recommendations of the Company's management as to the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan; provided however, no Employee may receive Options to acquire more than 500,000 Shares in any one calendar year. No Option shall be granted to any member of the Committee so long as his or her membership on the Committee continues or to any member of the Board who is not also an Employee of the Company or any Subsidiary.

6.       TYPES AND BASIC TERMS OF OPTIONS.

         6.1 Types of Options. Options granted under the Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options or (iii) a combination of the foregoing. The Option Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Option Agreements shall be issued for each type of Option when a combination of an Incentive Stock Option and a Non-Qualified Stock Option are granted on the same date to the same Employee. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Employee to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

         6.2 Option Price. The option price per Share of any Non-Qualified Stock Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted unless the Committee, in its sole discretion, determines to set the option price at an amount less than or greater than the Fair Market Value of the Shares on such date. The option price per Share of any Incentive Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  Notwithstanding anything herein to the contrary, the option price per Share of any Incentive Stock Option granted to an Employee Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

         6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Option Agreement issued hereunder shall specify the Term of the Option, which shall be determined by the Committee in accordance with its discretionary authority hereunder.

                  Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an Employee Stockholder, then such Incentive Stock Option shall not be exercisable more


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than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

         6.4 Vesting of Options. Unless otherwise determined by the Committee, in its discretion, and set forth in the related Option Agreement, an Option may be exercised, prior to its expiration or termination, within the following time limitations:

                  6.4.1 After one (1) year from the date of grant, it may be exercised as to not more than thirty percent (30%) of the Shares originally subject to the Option.

                  6.4.2 After two (2) years from the date of grant, it may be exercised as to not more than an aggregate of sixty percent (60%) of the Shares originally subject to the Option.

                  6.4.3 After three (3) years from the date of grant, it may be exercised as to any and all of the Shares subject to the Option.

7. LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. No Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options are first exercisable by such Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

8. DATE OF GRANT. The date of grant of an Option granted hereunder shall be the date on which the Committee acts in granting the Option.

9. EXERCISE OF RIGHTS UNDER OPTIONS.

         9.1 Notice of Exercise. An Employee entitled to exercise an Option shall do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other relevant information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval (which in the case of Incentive Stock Options must be given at the time of grant), in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's Secretary, or such other person as the Committee may designate.

         9.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option


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or a portion thereof without making a direct payment of the option price to the
Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options' qualification under Code Section 422 as Incentive Stock Options. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

10. OTHER OPTION TERMS AND CONDITIONS. Each Option or each Option Agreement setting forth an Option shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

11. EXECUTION BY EMPLOYEE OF CERTAIN AGREEMENTS UPON GRANT OF AN OPTION. As a condition of the grant of an Option, an Employee must enter into the following agreement with the Company: (a) a Non-Interference Agreement ("Non- Interference Agreement") and (b) an Assignment of Inventions and Non-Disclosure Agreement ("Non-Disclosure Agreement"; and together with the Non-Interference Agreement, the ("Company Agreements"). An Employee shall not be permitted to exercise any Option granted under the Plan unless and until such Employee has executed and delivered to the Company each of the Company Agreements, including any and all amendments, modifications or extensions requested by the Company.

12. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under the Option, except to the extent that one or more certificates for such Shares shall be issuable to the holder upon the due exercise of the Option and the payment in full of the purchase price therefor.

13. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable other than: (a) by will or the laws of descent and distribution, and an Option subject to exercise may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Option's qualification under Code Section 422 as- an Incentive Stock Option.

14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available


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under the Plan in the aggregate, the number and class of Shares subject to
Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current fair market value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

15. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan or any Option Agreement, in the case of a Change in Control of the Company, each Option granted under the Plan shall terminate ninety (90) days after the occurrence of such Change in Control but, in the event of any such termination, an Option holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on the exercise of such Option in effect on the date of exercise to immediately exercise any Option in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised. The foregoing provision shall not apply to the holder of an Option to the extent that the application of such provision would cause such Option, when aggregated with all other payments in the nature of compensation due to the holder of the Option, to be treated as an "excess parachute payment" within the meaning of Section 280G of the Code. If a Change in Control would be deemed to have occurred under paragraph 2.2.3(a) hereof except for the fact that the President of the Company is the President, Chairman or Chief Executive Officer of the Company or the surviving entity, then if the Employee's relationship with the surviving entity is terminated within nine (9) months of the merger or consolidation for any reason other than good cause (which shall not include downsizing or consolidation of resources), as determined by the surviving entity, then a Change in Control shall be deemed to have occurred upon such termination with respect to the options of such terminated employee.

16. FORMS OF OPTIONS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the stockholders of the Company shall constitute the granting of any Option. An Option shall be granted hereunder only by action taken by the Committee in granting an Option. Whenever the Committee shall designate an Employee for the receipt of an Option, the Company's Secretary, or such other person as the Committee may designate, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Employee to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise or receipt of any Option.


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17.      TAXES.

         17.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying disposition under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee.

         17.2 Employee Election to Withhold Shares. Subject to specific Committee approval (which in the case of Incentive Stock Options must be given at the time of grant), an Employee may elect to satisfy the tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if an Employee is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3.

18. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its Term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

19. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 422 of the Code or Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

20. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to the grant or exercise of an Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.



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21. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

22. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the Company's stockholders at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Options made under it shall be void and of no force and effect. In aid of this provision any Options granted prior to the approval of the Plan by the Company's stockholders shall be conditioned upon receipt of such approval.

23. OTHER PROVISIONS. As used in the Plan and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Options and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

24. DELAWARE LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


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